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                                                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated October 22, 1999, except as to
Note 5, which is as of December 13, 1999, relating to the financial statements of ImageWare Systems, Inc. and our report dated October 22, 1999 relating to the financial statements of XImage Corporation, which appear in such Registration Statement. We also consent to references to us under the headings "Experts" and "Selected Financial Information" in such Registration Statement.


                                           PricewaterhouseCoopers LLP



San Diego, California
February 8, 2000